Exhibit 99.1
For Immediate Release
CONTACTS:

Tony Rossi	Julia Francis
Financial Relations Board	Mobility Electronics, Inc
310-854-8317	480-596-0061, ext. 386
trossi@financialrelationsboard.com	jfrancis@mobl.com
Mobility Electronics Settles Portsmith Litigation
     Scottsdale, AZ, February 16, 2006 — Mobility Electronics, Inc. (NASDAQ: MOBE), a leading provider of innovative portable power and computing solutions, announced today that it has settled the litigation which arose from its acquisition of Portsmith, Inc. in February 2002 that has been pending in the District Court of the Fourth Judicial District of the State of Idaho, as well as the United States District Court for the District of Idaho, as previously disclosed in the Company’s periodic filings with the Securities and Exchange Commission.
     Under the terms of the settlement agreement executed on February 15, 2006, Mobility has agreed to pay the plaintiffs the aggregate sum of $3.0 million in cash, release one plaintiff from the repayment of a $484,000 obligation, and issue 82,538 shares of Mobility Electronics common stock to one plaintiff that were earned pursuant to the earn-out provisions of the acquisition, but were not previously issued.
     All parties involved have agreed to release each other and their affiliates from any and all claims that they may have against the other. The parties have agreed that the resolution of this lawsuit does not constitute an admission or concession of liability or fault by either party.
     In accordance with Statement of Financial Accounting Standard No. 5, “Accounting for Contingencies” (SFAS No. 5), as a result of this settlement, the Company has recorded an additional $4.3 million charge against its fourth quarter 2005 financial results prepared in accordance with generally accepted accounting principles (GAAP). Although the settlement is a subsequent event that did not exist until February 15, 2006, SFAS No. 5 requires that the expense related to the settlement be charged to the period in which the underlying litigation was in existence and for which the Company has not yet reported in its financial statements filed with the Securities and Exchange Commission.

Mobility Electronics

     On February 9, 2006, the Company announced a net loss of $1.1 million, or ($0.04) per diluted share, for the three months ended December 31, 2005, and net income of $9.3 million, or $0.29 per diluted share, for the year ended December 31, 2005. The additional charge of $4.3 million results in a net loss of $5.4 million, or ($0.18) per diluted share, for the three months ended December 31, 2005, and net income of $5.0 million, or $0.16 per diluted share, for the year ended December 31, 2005. The charge will be reflected in the Company’s financial results for both the three months and the year ended December 31, 2005 filed with the Securities and Exchange Commission on Form 10-K. Revised financial tables are included on the following pages.
About Mobility Electronics, Inc.
     Mobility Electronics, Inc., based in Scottsdale, Arizona, is a developer of universal power adapters for portable computers and mobile electronic devices (e.g., mobile phones, PDAs, digital cameras, etc.) and creator of the patented intelligent tip (“itip™”) technology. Mobility Electronics’ iGo® brand offers a full line of AC, DC and combination AC/DC power adapters for portable computers and mobile electronic devices. All these adapters leverage the Company’s itips Technology, which enables one power adapter to power/charge hundreds of brands and thousands of models of mobile electronic devices through the use of interchangeable tips.
     The Company also offers hardware products for handheld devices, expansion and docking products for servers, desktop and portable computers, and other accessories for the mobile electronic device market.
     Mobility Electronics’ products are available at www.igo.com as well as through leading resellers, retailers and OEM partners. For additional information call 480-596-0061, or visit www.mobilityelectronics.com.
     Mobility Electronics and iGo are registered trademarks, and ...improving your mobile experience is a trademark of Mobility Electronics, Inc. All other trademarks or registered trademarks are the property of their respective owners.
     This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, in particular, the anticipated after-tax charge to the Company’s fourth quarter results as a result of the litigation settlement. These forward-looking statements are based on management’s current expectations and beliefs and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, factors that could cause actual results to differ materially from those in the forward-looking statements include a change in the accounting treatment for the costs associated with the settlement; unanticipated future expenses or litigation arising out of, or related to, the settlement agreement or the matters covered by the settlement agreement; and other factors detailed in our filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made and are not guarantees of future performance. We undertake no obligation to publicly update or revise any forward-looking statements.

Mobility Electronics

Mobility Electronics, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(000’s except per share data)
(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2005	2004	2005	2004
		(restated)		(restated)
Net revenue	$23,611	$20,559	$85,501	$70,213

Gross profit	6,534	6,104	25,847	20,919

Selling, engineering and administrative expenses	7,966	5,445	28,711	22,617

Income (loss) from operations	(1,432)	659	(2,864)	(1,698)
Interest income (expense), net	330	21	813	(72)
Other income (expense), net	(4,289)	20	7,343	36
Provision for income tax	—	—	285	—

Income (loss) from continuing operations	(5,391)	700	5,007	(1,734)

Discontinued operations
Loss from discontinued operations of handheld software product line	—	—	—	(466)

Net income (loss)	$(5,391)	$700	$5,007	$(2,200)

Net income (loss) per share:
Basic	$(0.18)	$0.02	$0.17	$(0.08)
Diluted	$(0.18)	$0.02	$0.16	$(0.08)

Weighted avg common shares outstanding:
Basic	30,778	28,404	30,004	28,027
Diluted	30,778	29,916	32,003	28,027

Mobility Electronics

Mobility Electronics, Inc. and Subsidiaries
Selected Other Data
     Reconciliation of non-GAAP Financial Measure — net income (loss) to net income (loss) before gain on sale of intellectual property assets, provision for income tax, and non-cash equity compensation:

	Three months ended		Year ended
	December 31,		December 31,
	2005	2004	2005	2004
		(restated)		(restated)

Net income (loss)	$(5,391)	$700	$5,007	$(2,200)
Gain on sale of intellectual property assets	—	—	(11,632)	—
Settlement of litigation	4,283	—	4,283	—
Provision for income tax	—	—	285	—
Non-cash equity compensation	387	79	1,498	184

Net income (loss) before gain on sale of intellectual property assets, provision for income tax, and non-cash equity compensation	$(721)	$779	$(559)	$(2,016)

Diluted net income (loss) before gain on sale of intellectual property assets, provision for income tax, and non-cash equity compensation per share	$(0.02)	$0.03	$(0.02)	$(0.07)

Reconciliation of non-GAAP Financial Measure — net income (loss) to earnings before interest, taxes, depreciation and amortization (EBITDA):

Net income (loss)	$(5,391)	$700	$5,007	$(2,200)
Interest (income) expense, net	(330)	(21)	(813)	72
Provision for income tax	—	—	285	—
Depreciation and amortization	438	451	1,978	1,952
Non-cash equity compensation	387	79	1,498	184

EBITDA	$(4,896)	$1,209	$7,955	$8

     This information is being provided because management believes it is a key metric to the investment community and assists in the understanding and analysis of period-to-period operating performance. Net income (loss) before gain on sale of intellectual property assets, provision for income tax, and non-cash equity compensation and EBITDA should be considered in addition to, not as a substitute for, or superior to, measures of financial performance in accordance with GAAP.

Mobility Electronics

Mobility Electronics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(000’s)

	December 31,	December 31,
	2005	2004
	(unaudited)	(restated)
ASSETS

Cash and cash equivalents	$13,637	$12,768
Short-term investments	20,286	—
Accounts receivable, net	18,778	16,905
Inventories	13,373	7,513
Prepaid expenses and other current assets	565	443

Total current assets	66,639	37,629
Other assets, net	17,271	17,788

Total assets	$83,910	$55,417

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$23,737	$14,253
Long-term liabilities	824	463

Total liabilities	24,561	14,716

Total stockholders’ equity	59,349	40,701

Total liabilities and stockholders’ equity	$83,910	$55,417

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